Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

DIGITAL BRANDS GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(1)(2)		Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.0001 per share or Pre-Funded Warrants to purchase Common Stock (3)(4)(5)	Rule 457(o)	-	-	$5,000,000	(2)	$0.00014760	$738.00
Equity	Common Stock issuable upon exercise of the Pre-Funded Warrant	Rule 457(o)	-	-	$-		-	-	(3)
Total Offering Amounts					$5,000,000			$738.00
Total Fees Previously Paid								$1,545.19
Total Fee Offsets								$0
Net Fee Due								$0

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Pursuant to Rule 416(a) under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(3)	The proposed maximum aggregate offering price of the Common Stock proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded warrants sold in the offering, and, as such, the proposed maximum aggregate offering price of the Common Stock and Pre-Funded warrants (including the Common Stock issuable upon exercise of the Pre-Funded Warrants), if any, is $5,000,000.

(4)	Pursuant to Rule 457(g) of the Securities Act, no separate registration fee is required for the warrants because the warrants are being registered in the same registration statement as the Common Stock issuable upon exercise of the warrants.

(5)	The registrant may issue Pre-Funded Warrants to purchase common stock in the offering. The purchase price of each Pre-Funded Warrant will equal the price per share at which shares of common stock are being sold to the public in this offering, minus $0.0001, which constitutes the pre-funded portion of the exercise price, and the remaining unpaid exercise price of the Pre-Funded Warrant will equal $0.0001 per share (subject to adjustment as provided for therein).